EXHIBIT 99.1

PRESS RELEASE

Senesco Technologies Reports Fiscal 2012 Third Quarter Results

BRIDGEWATER, N.J.--(BUSINESS WIRE)-- Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE Amex: SNT) today reported financial results for the third quarter of fiscal year 2012 which ended on March 31, 2012.

Highlights of the third quarter and recent weeks include:

•	Combination of lenalidomide and SNS01-T eliminated tumors in over 80% of animals treated in a mouse xenograft model of multiple myeloma;
•	Senesco added two additional clinical sites to enhance enrollment into the SNS01-T clinical trial to treat multiple myeloma;
•	In March, Senesco raised an additional $1 million in equity financing to add to approximately $2M raised in January 2012; and
•	BioCorp Ventures and Senesco entered into a license agreement for the application of eIF5A to sustainable energy applications.

“We are pleased with the progress we have made in the development of SNS01-T, and look to accelerate enrollment in the clinical trial with the two additional sites we added this past quarter,” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “It is exciting to see how well SNS01-T has performed alone and in combination with lenalidomide, the active ingredient of REVLIMID® by completely eradicating myeloma tumors in 83% of the treated animals that received SNS01-T combined with the optimal study dose of lenalidomide.”

Third Quarter Fiscal 2012 Financial Results

There was no revenue for the three month period ending March 31, 2012 and March 31 2011.

Research and development expenses for the three month period ended March 31, 2012 were $540,789 compared with $800,341 for the three month period ended March 31, 2011, a decrease of 32%. The decrease was primarily due to a decrease in the costs incurred in connection with the development of SNS01-T for multiple myeloma. Specifically, during the three month period ended March 31, 2011, the Company incurred significant costs related to the filing and follow up of its investigational new drug application and other preclinical work that Senesco did not incur during the three month period ended March 31, 2012.

General and administrative expenses for the three month period ended March 31, 2012 were $567,940, compared with $567,460 for the three month period ended March 31, 2011.

The loss applicable to common shares for the three month period ended March 31, 2012 was $1,480,139, or $0.02 per share, compared with a loss of $2,121,888, or $0.03 per share, for the three month period ended March 31, 2011.

As of March 31, 2012, Senesco had cash and cash equivalents of $3,207,251 compared to cash and cash equivalents of $3,609,954 as of June 30, 2011. In January and March 2012, the Company received net proceeds of approximately $2,745,660 from the issuance of common stock and warrants. The Company believes that its cash and cash equivalents will cover its expenses through November 30, 2012. However, the Company has the ability to raise additional capital through its ATM facility, utilize its unused line of credit and, if necessary, delay certain costs which will provide Senesco with enough cash to fund operations at least through March 31, 2013.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

REVLIMID® is a registered trademark of Celgene Corporation.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic, translation, initiation Factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the Company’s ability to recruit and enroll patients in its clinical trial; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company:
Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 908-864-4444
President & CEO
or
Investor Relations:
CEOcast, Inc.
Robert Woods, 212-732-4300
rwoods@ceocast.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	June 30,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,207,251	$3,609,954
Prepaid research supplies and expenses	1,735,472	1,446,064

Total Current Assets	4,942,723	5,056,018

Equipment, furniture and fixtures, net	6,454	3,782
Intangibles, net	3,680,235	3,524,731
Deferred income tax assets, net	-	-
Security deposit	5,171	12,358

TOTAL ASSETS	$8,634,583	$8,596,889

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$804,781	$559,525
Accrued expenses	529,060	509,806
Line of credit	2,199,108	2,199,108

Total Current Liabilities	3,532,949	3,268,439

Warrant liabilities	402,900	711,259
Grant payable	99,728	99,728

TOTAL LIABILITIES	4,035,577	4,079,426

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 3,645 and 3,690 shares outstanding, respectively	37	37
(liquidation preference of $3,827,250 and $3,792,252
at March 31, 2012 and June 30, 2011, respectively)
Series B 1,200 shares issued and outstanding	12	12
(liquidation preference of $1,260,000 and $1,230,000
at March 31, 2012 and June 30, 2011, respectively)
Common stock, $0.01 par value, authorized 350,000,000 shares,
issued and outstanding 91,872,182 and 77,769,677, respectively	918,722	777,697
Capital in excess of par	69,511,823	64,488,152
Deficit accumulated during the development stage	(65,831,588)	(60,748,435)

Total Stockholders' Equity	4,599,006	4,517,463

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,634,583	$8,596,889

 See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

					Cumulative
	Three months ended March 31,		Nine months ended March 31,		Amounts from
	2012	2011	2012	2011	Inception

Revenue	$-	$-	$200,000	$-	$1,790,000

Operating expenses:
General and administrative	567,940	567,460	2,118,520	1,943,029	31,009,053
Research and development	540,789	800,341	1,926,492	3,135,200	20,595,850
Total operating expenses	1,108,729	1,367,801	4,045,012	5,078,229	51,604,903

Loss from operations	(1,108,729)	(1,367,801)	(3,845,012)	(5,078,229)	(49,814,903)

Other non-operating income (expense)

Grant income	-	-	-	244,479	244,479

Fair value – warrant liability	76,048	(16,177)	308,359	453,209	8,166,026

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	-	-	-	(115,869)	205,390

Loss on extinguishment of debt	-	-	-	-	(361,877)

Write-off of patents abandoned	-	-	-	-	(1,588,087)

Amortization of debt discount and financing costs	-	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	-	(2,027,930)

Interest (expense) income - net	(27,978)	(21,130)	(90,560)	(60,737)	320,496

Net loss	(1,060,659)	(1,405,108)	(3,627,213)	(4,557,147)	(55,497,834)

Preferred dividends	(419,480)	(716,780)	(1,455,940)	(2,398,794)	(10,333,754)

Loss applicable to common shares	$(1,480,139)	$(2,121,888)	$(5,083,153)	$(6,955,941)	$(65,831,588)

Basic and diluted net loss per common share	$(0.02)	$(0.03)	$(0.06)	$(0.10)

Basic and diluted weighted-average number
of common shares outstanding	88,942,763	74,904,192	83,000,064	66,731,159

See Notes to Condensed Consolidated Financial Statements